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                                                                    EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan and the 2000 Long-Term Incentive Plan of Luminex Corporation of our report dated January 28, 2000, except for Notes 4 and 10, as to which the date is March 9, 2000, with respect to the financial statements of Luminex Corporation included in its Registration Statement (Form S-1 No. 333-96317), as amended as of March 29, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Austin, Texas
September 22, 2000